Exhibit (4)

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AMENDMENT

THIS AMENDMENT IS ISSUED BY GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY AS PART OF THE CERTIFICATE TO WHICH IT IS ATTACHED. THE PROVISIONS OF THE CERTIFICATE APPLY TO THIS AMENDMENT UNLESS OTHERWISE STATED HEREIN.

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As elected on the Application and as shown on the Certificate Data Page 1, this
Certificate has been issued with Death Benefit Option 2: Guaranteed Minimum Death Benefit.

The Certificate to which this Amendment is attached is modified as follows:

I. The following Proportional Withdrawal definition is added to Section 1:
Definitions.

Proportional Withdrawal - a partial or periodic withdrawal made by the Owner that reduces the Annuity Account Value as measured as a percentage of each prior withdrawal(s) against the current Account Value.

II. Section 6.02 DEATH BENEFIT OPTIONS as shown on Page 11 of the Certificate is deleted in its entirety and replaced with the following:

Death Benefit Option 2 - Guaranteed Minimum Death Benefit The Death Benefit will be the greater of:

o the Annuity Account Value as of the date the Request for payment is received less Premium Tax, if any; or o the sum of Contributions applied to the Certificate as of the date the Request for payment is received, minus Proportional Withdrawals and minus Premium Tax, if any.

III. Section 7.02 PARTIAL WITHDRAWALS as shown on Page 13 of the Certificate is deleted in its entirety and replaced with the following:

7.02  PARTIAL WITHDRAWALS

The Owner may make a partial withdrawal from the Annuity Account Value at any time, by Request, prior to the date annuity payouts commence and subject to the terms of this Certificate. The minimum partial withdrawal amount is $500. After any partial withdrawal, if the remaining Annuity Account Value is less than $2,000, then a full surrender may be required.

By Request, the Owner must elect the Sub-Account or a combination of them, from which a partial withdrawal is to be made and the amount to be withdrawn from each sub-account.

The Annuity Account Value will be reduced by the partial withdrawal amount and the Death Benefit will be reduced as a sum of all Proportional Withdrawals.

The following terms apply:

(a) No partial withdrawals are permitted after the date annuity payouts commence. (b) If a partial withdrawal is made within 30 days of the date annuity payouts are scheduled to commence, GWL&A may delay the Annuity Commencement Date by 30 days. (c) A partial withdrawal will be effective upon the Transaction Date.

Signed for Great-West Life & Annuity Insurance Company on the Issue Date of the Certificate (unless a different date is shown here).

                                     /s/W.T. McCallum
                                     W.T. McCallum
                                     President and Chief Executive Officer